Filed Pursuant to Rule 424(b)(5)
Registration No. 333-274053

Prospectus Supplement

(To Prospectus dated August 29, 2023)

GORILLA TECHNOLOGY GROUP INC.

10,000 Series B Convertible Preference Shares
Series B Ordinary Share Purchase Warrants to Purchase 8,250,000 Ordinary Shares
(and 9,090,909 Ordinary Shares issuable upon conversion of such Preference Shares and 8,250,000 Ordinary Shares issuable upon exercise of such Warrants)

We are offering 10,000 Series B Convertible Preference Shares (the “Preference Shares”) and Series B Ordinary Share Purchase Warrants (the “Warrants”) to purchase 8,250,000 ordinary shares (and 9,090,909 Ordinary Shares issuable upon conversion of such Preference Shares and 8,250,000 Ordinary Shares issuable upon exercise of such Warrants) in a registered direct offering to a limited number of purchasers pursuant to this prospectus supplement and the accompanying prospectus. Each Preference Share and accompanying Warrant will be sold together at a price of $1,000 pursuant to this prospectus supplement, the accompanying prospectus and a securities purchase agreement.

The Preference Shares are perpetual and have no maturity date. We may, at our option, force conversion of the Preference Shares in whole or in part if the VWAP (as defined in the certificate of designation for the Preference Shares (the “Certificate of Designation”)) is at least 200% of the then in effect Conversion Price (as defined in the Certificate of Designation) for each Trading Day (as defined in the Certificate of Designation) during any 10 consecutive Trading Day period, provided that certain volume thresholds and other conditions set forth in the Certificate of Designation are met, subject certain other limitations. Each Preference Share may be converted into the number of ordinary shares obtained by dividing $1,000 by the then in effect Conversion Price (as defined in the Certificate of Designation). The Conversion Price is initially $1.10 per ordinary share, subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, shares or other property to our shareholders.

The Warrants will have an initial exercise price of $1.50 per ordinary share and will be exercisable at any time after its issuance and will expire on the fifth anniversary of the date on which the Warrants become exercisable. This prospectus supplement also relates to the offering of ordinary shares issuable upon exercise of such Warrants.

Our ordinary shares are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbol “GRRR.” On February 14, 2024, the closing price for our ordinary shares was $0.85 per ordinary share. There is no established public trading market for the Preference Shares or the Warrants, and we do not expect a market to develop for either. Without an active trading market, the liquidity of the Preference Shares and the Warrants will be limited. In addition, we do not intend to apply for a listing of the Preference Shares or the Warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

We engaged A.G.P./Alliance Global Partners to act as sole placement agent in connection with this offering. The placement agent is not purchasing the securities in this offering and are not required to arrange the purchase or sale of any specific number or dollar amount of securities.

Investing in our securities involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement, the “Risk Factors” section of our Annual Report on Form 20-F for the year ended December 31, 2022 and the “Risk Factors” set forth in Exhibit 99.5 of our Report of Foreign Private Issuer filed on August 17, 2023, to read about factors you should consider before buying our securities.

	Per Preference Share and Accompanying Warrant	Total
Offering Price	$1,000.00	$10,000,000
Placement agent fees(1)	$55.00	$550,000
Proceeds to Gorilla, before expenses(2)	$945.00	$9,450,000

(1)	We have agreed to pay the placement agent an aggregate cash placement fee equal to 5.5% of the gross proceeds in this offering. See the section titled “Plan of Distribution” for additional disclosure regarding the placement agent fees.
(2)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of the Warrants being delivered in this offering.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the Preference Shares and the Warrants is expected to be made on or about February 20, 2024.

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is February 14, 2024

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus, or any sale of a security.

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, provides more general information about securities we may offer from time to time, some of which may not apply to the securities we are offering under this prospectus supplement. In addition, we incorporate important information into this prospectus supplement and the accompanying prospectus by reference. You may obtain the information incorporated by reference into this prospectus supplement and the accompanying prospectus without charge by following the instructions under “Where You Can Find Additional Information” in this prospectus supplement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to carefully read this prospectus supplement, the information incorporated by reference and the accompanying prospectus before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying prospectus.

To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein or therein.

You should rely only on the information contained, or incorporated herein by reference, in this prospectus supplement and contained, or incorporated herein by reference, in the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these ordinary shares in any jurisdiction where the offer or sale is not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form F-3 (File No. 333-274053) we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this “shelf” process, we may sell from time to time in one or more offerings up to $300,000,000 of our debt securities, ordinary shares, preferred shares, depositary shares, warrants and rights.

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours,” and “Gorilla” refer to Gorilla Technology Group Inc., an exempted company incorporated under the laws of the Cayman Islands.

S-ii

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-4 and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, and the financial statements and other information incorporated by reference in this prospectus supplement and the accompanying prospectus when making an investment decision. In this prospectus supplement, the terms “we,” “us,” and the “company” refer to Gorilla Technology Group Inc. and its subsidiaries.

Overview

Gorilla is a provider of edge AI technology for security convergence, video intelligence, Internet of Things (IoT) security and edge content management with operations and established distribution and sales channels globally.

We have operated in the field of video analytics since our incorporation in 2001. As video moved from analog to digital formats, we leveraged this core competency to create innovative and business transformative technology utilizing artificial intelligence (AI) and edge AI computing.

Our developed technologies in edge AI computing, video analytics and operational technology (OT) security are the backbone of our suite of product and service solutions for our diversified customer base of government, commercial, and industrial entities. We service our customers directly or partner with industry leading companies from cloud infrastructure providers, telecoms, chipset vendors and storage manufacturers to provide end-to-end solutions for different verticals. Our machine learning and deep learning proprietary algorithms underpin our product and service offerings which help our customers to securely move, store and analyze data for actionable use in biometric authentication, account management, device management, business intelligence, and other applications.

We generate our revenue from the sale of hardware, software and services to customers directly under sale contracts and through channel partners or resellers and distributors under reseller agreements and distribution agreements. Our two primary business segments include Security Convergence and Video IoT.

Corporate Information

Gorilla was incorporated in 2001 as a Cayman Islands exempted company, and our principal executive office is located at Meridien House, 42 Upper Berkeley Street, Marble Arch, London, United Kingdom W1H 5QJ. Our legal and commercial name is Gorilla Technology Group Inc. Our company incorporation number is 110283. Our registered office address in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our website address is www.gorilla-technology.com, and our telephone number is +442039880574. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein.

We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we intend to take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our ordinary equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies. We intend to continue to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an emerging growth company.

As a foreign private issuer, we are permitted to comply with Cayman Islands corporate governance practices instead of the Nasdaq requirements, provided that we disclose those Nasdaq requirements with which we do not comply and the equivalent Cayman Islands requirement that we follow instead (if applicable).

Gorilla intends to follow home country practice in lieu of Nasdaq corporate governance requirements with respect to the following Nasdaq requirements:

●	Executive Sessions. We are not required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules requiring Gorilla’s independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. Gorilla will follow Cayman Islands practice which does not require independent directors to meet regularly in executive sessions separate from the full board of directors.

●	Proxy Statements. We are not required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules regarding the provision of proxy statements for general meetings of shareholders. Gorilla will follow Cayman Islands practice which does not impose a regulatory regime for the solicitation of proxies.

●	Shareholder Approval. Gorilla is not required to and, in reliance on home country practice, it does not intend to, comply with certain Nasdaq rules regarding shareholder approval for certain issuances of securities under Nasdaq Rule 5635. In accordance with the provisions of Gorilla’s Amended and Restated Memorandum and Articles of Association, Gorilla’s board of directors is authorized to issue securities, including ordinary shares, preference shares, warrants and convertible notes.

The Offering

Securities offered by us	We are offering 10,000 Preference Shares and accompanying Warrants to purchase 8,250,000 ordinary shares at a purchase price of $1,000 per Preference Share and accompanying Warrant. Each Preference Share is convertible and each Warrant is exercisable at any time after the date of execution, subject to an ownership limitation. See “Description of Series B Convertible Preference Shares” and “Description of Series B Ordinary Share Purchase Warrant.” This prospectus supplement also relates to the offering of the ordinary shares issuable upon exercise of the Warrants.

Ordinary shares to be outstanding after this offering	79,642,181 ordinary shares, assuming no conversion of any Preference Shares or exercise of any Warrants offered hereby. Assuming all of the Preference Shares were immediately converted and all of the Warrants were immediately exercised, there would be 96,983,090 ordinary shares outstanding after this offering.

Plan of Distribution	See “Plan of Distribution” on page S-17.

Use of proceeds	We intend to use the net proceeds from this offering, if any, primarily for working capital needs. However, we will retain broad discretion over how the net proceeds are used. See “Use of Proceeds” on page S-9.

Risk factors	Investing in our securities involves substantial risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

Nasdaq symbol	“GRRR”

The number of our ordinary shares to be outstanding immediately after this offering is 79,642,181 which is based on 79,642,181 ordinary shares outstanding as of February 12, 2024 and no conversion of any Preference Shares or exercise of any Warrants. The number of ordinary shares outstanding as of February 12, 2024 excludes:

●	2,814,895 ordinary shares held in treasury;

●	9,582,724 ordinary shares issuable upon exercise of warrants outstanding as of February 12, 2024 at a weighted average exercise price of $11.50 per ordinary share;

●	518,793 ordinary shares issuance upon the exercise of options outstanding under the Gorilla Technology Group Inc. Employee Stock Option Program as of January 24, 2024 at a weighted average exercise price of $1.17 per ordinary share;

●	11,931,818 ordinary shares issuable upon the conversion of Gorilla’s Series A Convertible Preference Shares, if such Series A Convertible Preference Shares were converted at the current conversion price of $1.10;

●	20,000,000 ordinary shares issuable upon the cash exercise of Gorilla’s Series A Ordinary Share Purchase Warrants;

●	9,090,909 ordinary shares issuable upon the conversion of the Preference Shares offered hereby, if such Preference Shares were converted at the initial conversion price of $1.10; and

●	8,250,000 ordinary shares issuable upon the cash exercise of the Warrants offered hereby.

RISK FACTORS

Investing in our securities involves substantial risk. Before investing in our securities, you should carefully consider the risks set forth under the captions “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022 (“2022 Form 20-F”), filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on April 28, 2023 and Exhibit 99.5 of our Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained in this prospectus supplement and the accompanying prospectus before acquiring any of our ordinary shares. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our ordinary shares to decline. You could lose all or part of your investment.

This prospectus supplement and the accompanying prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Forward-Looking Statements.”

Risks Related to Our Ordinary Shares and this Offering

Historically, our share price has been volatile, and this is likely to continue; purchasers of our securities exercisable for or convertible into ordinary shares could incur substantial losses as a result.

Historically, the market price of our ordinary shares has fluctuated significantly, and we expect that this will continue. Purchasers of our securities could incur substantial losses relating to their investment in our ordinary shares as a result. The stock market in general has recently experienced volatility that has often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations could result in fluctuations in the price of our ordinary shares, which could cause purchasers of our securities to incur substantial losses. The market price for our ordinary shares may be influenced by many factors, including:

●	developments in our business or with respect to our projects;

●	the success of competitive products or technologies;

●	regulatory developments in Egypt, Taiwan, the United Kingdom and other foreign countries;

●	developments or disputes concerning patents or other proprietary rights;

●	the recruitment or departure of key personnel;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	market conditions in our industries and issuance of new or changed securities analysts’ reports or recommendations;

●	the failure of securities analysts to cover our ordinary shares or changes in financial estimates by analysts;

●	the inability to meet the financial estimates of analysts who follow our ordinary shares;

●	investor perception of our company and of our targeted markets; and

●	general economic, political and market conditions.

Our management will have broad discretion over the use of proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our ordinary shares. Our failure to apply these funds effectively could have a negative effect on our business and cause the price of our ordinary shares to decline.

A large number of ordinary shares may be sold in the market following this offering, which may depress the market price of our ordinary shares.

All of our ordinary shares underlying the Preference Shares and the Warrants sold in the offering will be freely tradable upon issuance without restriction or further registration under the Securities Act. As a result, a substantial number of our ordinary shares may be sold in the public market following this offering, which may cause the market price of our ordinary shares to decline. If there are more ordinary shares offered for sale than buyers are willing to purchase, then the market price of our ordinary shares may decline to a market price at which buyers are willing to purchase the offered ordinary shares and sellers remain willing to sell the ordinary shares.

You may experience immediate and substantial dilution in the ordinary shares convertible from the Preference Shares or exercisable from the Warrants you purchase in this offering. Holders of ordinary shares have experienced substantial dilution due to the adjustment in the conversion price of our Series A Convertible Preference Shares as a result of this offering. In addition, holders of our ordinary shares may incur dilution due to issuances pursuant to the conversion of the Preference Shares and the exercise of outstanding options or warrants.

You will incur immediate and substantial dilution as a result of this offering. At an initial conversion price of $1.10 per ordinary share, purchasers of ordinary shares underlying Preference Shares in this offering would experience immediate dilution of $0.52 per share in as adjusted net tangible book value of the ordinary shares (assuming the conversion of all Preference Shares). In addition, as of January 24, 2024, there were 518,793 ordinary shares subject to outstanding options at a weighted average exercise price of $1.17 per share, 20,000,000 ordinary shares issuable upon the exercise of Series A Ordinary Share Purchase Warrants at an exercise price of $1.50 per share and 9,582,724 ordinary shares issuable upon the exercise of outstanding warrants at a weighted average exercise price of $11.50 per share, subject to customary adjustments thereunder. In addition, as a result of this offering, the conversion price of Gorilla’s Series A Convertible Preference Shares has decreased from $1.25 to $1.10. Consequently, the number of ordinary shares underlying such Series A Convertible Preference Shares has increased from 10,500,000 ordinary shares to 11,931,818 ordinary shares. To the extent that additional ordinary shares are issued upon exercise of these outstanding options or warrants or conversion of such Series A Convertible Preference Shares, you will incur further dilution. Furthermore, if the Warrants offered hereby are exercised, you will incur further dilution. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase ordinary shares in this offering.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the prices per share in this offering. We may sell shares or other securities in any other offering, including under our controlled equity offering sales agreement with Cantor Fitzgerald & Co., at a price per share that is less than the effective prices per share paid by investors in this offering, and investors purchasing ordinary shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the prices per share paid by investors in this offering.

We may require additional capital funding, the receipt of which may impair the value of our ordinary shares.

Our future capital requirements depend on many factors, including our research, development, sales and marketing activities. We may need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing securities.

The Conversion Price (as defined in the Certificate of Designation) may be reduced in the event we sell equity at a lower price than the then in effect Conversion Price and such sale is not an Exempt Issuance (as defined in the Certificate of Designation). Exempt Issuances include, among other things, certain issuances of equity compensation to employees, officers and directors, equity grants approved by our board of directors prior to the date of execution of the Certificate of Designation, and other limited selling activity. However, in the event that the Company (i) decides to raise capital while Preference Shares are outstanding, (ii) is unable to do so with equity securities at a price higher than the then in effect Conversion Price and (iii) such capital raise is not an Exempt Issuance, the effect of such capital raising activity would reduce the Conversion Price. This would allow the holders of the Preference Shares to receive a greater amount of ordinary shares in connection with conversion of the Preference Shares, leading to greater dilution to holders of ordinary shares. As a result of this offering, the conversion price of Gorilla’s Series A Convertible Preference Shares has decreased from $1.25 to $1.10.

In addition, we have entered into a securities purchase agreement (the “Securities Purchase Agreement”) that prohibits the Company from selling equity securities or securities convertible into equity securities at prices to be determined at a later date under conditions outlined in the Securities Purchase Agreement (such a transaction, a “Variable Rate Transaction”). Such limitations, which will expire within 6 months (or earlier), on Gorilla’s ability to enter into Variable Rate Transactions may hinder the Company from effecting capital raises in the future.

We may not receive any additional funds upon the exercise of the Warrants because if we do not maintain a current and effective prospectus relating to the ordinary shares issuable upon exercise of the Warrants, holders will only be able to exercise such Warrants on a “cashless basis.”

Each Warrant may be exercised by way of a cashless exercise if we do not have an effective prospectus covering the underlying ordinary shares, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the Warrant. Accordingly, we may not receive any additional funds upon the exercise of the Warrants.

Holders of Warrants purchased in this offering will have no rights as holders of our ordinary shares with respect to the shares underlying such Warrants until such holders exercise their Warrants and acquire our ordinary shares.

Until holders of Warrants acquire ordinary shares upon exercise of the Warrants, holders of Warrants will have no rights with respect to the ordinary shares underlying such Warrants including with respect to dividends and voting rights. Upon exercise of the Warrants, the holders will be entitled to exercise the rights of a holder of our ordinary shares only as to matters for which the record date occurs after the exercise date.

There is no public market for the Preference Shares or the Warrants being offered in this offering.

There is no established public trading market for the Preference Shares or the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Preference Shares or the Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Preference Shares or the Warrants will be limited.

The Warrants may not have any value and may expire worthless.

The Warrants have an exercise price of $1.50 per share and will be exercisable immediately after their issuance and will expire on the fifth anniversary of the date on which the Warrants become exercisable. In the event our ordinary share price does not exceed the exercise price of the Warrants during the period when the warrants are exercisable, the Warrants may not have any value and may expire worthless.

Significant holders or beneficial holders of our ordinary shares may not be permitted to exercise Warrants or convert the Preference Shares that they hold.

A holder of a Warrant will not be entitled to exercise any portion of any Warrant which, upon giving effect to such exercise, would cause (i) the aggregate number of ordinary shares beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, 9.99%) of the number of ordinary shares outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, 9.99%) of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. As a result, you may not be able to exercise your Warrants for ordinary shares at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Warrants.

A holder of Preference Shares will not be entitled to convert any amount of Preference Shares which, upon giving effect to such conversion, would cause (i) the aggregate number of ordinary shares beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, 9.99%) of the number of ordinary shares outstanding immediately after giving effect to the conversion, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, 9.99%) of the combined voting power of all of our securities then outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Certificate of Designation. As a result, you may not be able to convert your Preference Shares for ordinary shares at a time when it would be financially beneficial for you to do so. In such circumstance, you could seek to sell your Preference Shares to realize value, but you may be unable to do so in the absence of an established trading market for the Preference Shares.

Holders of Preference Shares may be forced to convert their shares, thereby losing certain anti-dilution protections, and will not have voting rights until Preference Shares are converted.

We may require that holders of all unconverted Preference Shares convert such Preference Shares if the VWAP (as defined in the Certificate of Designation) is at least 200% of the then in effect Conversion Price (as defined in the Certificate of Designation) for each Trading Day (as defined in the Certificate of Designation) during any 10 consecutive Trading Day period, provided that certain volume thresholds and other conditions set forth in the Certificate of Designation are met, subject to certain limitations. If the Company forces the conversion of Preference Shares by virtue of the foregoing, holders of Preference Shares will lose certain anti-dilution protections with respect to the shares that are converted. The loss of such anti-dilution protections may adversely affect holders of Preference Shares.

Prior to the conversion of Preference Shares, holders of Preference Shares have no voting rights with respect to such Preference Shares.

FORWARD-LOOKING STATEMENTS

The forward-looking statements disclaimer set forth below supersedes any similarly entitled forward-looking statements disclaimer contained in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may contain forward-looking statements within the meaning of the safe harbor of the Private Securities Litigation Reform Act of 1995, and are based on current expectations. These forward-looking statements are often identified by words such as such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible” or the negative of these terms or similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations.

These factors are discussed in the risk factors described in the 2022 Form 20-F, Exhibit 99.5 of our Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023 and this prospectus supplement and the accompanying prospectus, as well as the “Special Note Regarding Forward-Looking Statements and Risk Factor Summary” section of the 2022 Form 20-F, each of which you should review carefully before placing any reliance on our financial statements or disclosures. We do not assume any obligation to update any forward-looking statements, even if our internal estimates change, except as may be required by applicable law.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including in the information incorporated by reference in this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the Preference Shares and the Warrants offered hereby will be $9.45 million after deducting placement agent fees but before paying estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the Warrants sold in this offering.

We intend to use the net proceeds from this offering, if any, primarily for working capital needs. Pending any use of the net proceeds from this offering, if any, we intend to deposit the proceeds in checking or money market accounts, or invest in short term highly rated investments, at financial institutions.

DILUTION

If you invest in this offering, your ownership interest may be diluted upon the conversion of the Preference Shares offered hereby to the extent of the difference between the initial conversion price per ordinary share of $1.10 and the as adjusted net tangible book value per ordinary share after giving effect to this offering. We calculate net tangible book value per ordinary share by dividing the net tangible book value, which is total tangible assets less total liabilities, by the number of outstanding ordinary shares. Dilution represents the difference between the initial $1.10 conversion price per ordinary share effectively paid by purchasers of Preference Shares in this offering and the as adjusted net tangible book value per ordinary share of our ordinary shares immediately after giving effect to this offering. Our net tangible book value as of September 30, 2023 was approximately $39.0 million, or $0.53 per ordinary share.

After giving effect to the sale of 9,090,909 ordinary shares at an effective offering price of $1.10 per share from conversion of the Preference Shares, our as adjusted net tangible book value as of September 30, 2023, would have been approximately $47.7 million, or $0.58 per ordinary share. This represents an immediate increase in the net tangible book value of $0.05 per ordinary share to our existing shareholders and an immediate dilution in net tangible book value of $0.52 per ordinary share to new investors.

The following table illustrates this per share dilution:

Effective public offering price per ordinary share		$1.10
Net tangible book value per ordinary share as of September 30, 2023	$0.53
Increase in net tangible book value per ordinary share attributable to this offering	$0.05
As adjusted net tangible book value per ordinary share as of September 30, 2023, after giving effect to this offering(1)		$0.58
Dilution per share to new investors purchasing securities in this offering		$0.52

(1)	As adjusted net tangible book value per share and dilution per share does not take into account the ordinary shares to be issued upon exercise of the Warrants.

If holders of Warrants exercise the Warrants in full at a cash exercise price of $1.50 per share, the as adjusted net tangible book value per share of ordinary shares after giving effect to this offering would be $0.67 per share, and the dilution in net tangible book value per share to investors in this offering would be $0.62 per share.

The above discussion and table are based on 73,650,092 ordinary shares issued and outstanding as of September 30, 2023.

To the extent that options or warrants outstanding as of September 30, 2023 have been or are exercised, or other ordinary shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, to the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these ordinary shares could result in further dilution to our shareholders.

The financial data incorporated by reference from Exhibit 99.2 of the Report of Foreign Private Issuer on Form 6-K filed with the SEC on February 5, 2024 and used in these estimates have been prepared by, and is the responsibility of, Gorilla’s management. PricewaterhouseCoopers, Taiwan has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the financial data. Accordingly, PricewaterhouseCoopers, Taiwan does not express an opinion or any other form of assurance with respect thereto.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization as of September 30, 2023 on an actual basis, and as adjusted to give effect to the offering, assuming no conversion of the Preference Shares or exercise of Warrants.

The information in this table should be read in conjunction with the financial statements and notes thereto, the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.3 to our Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023 and other financial information included in this prospectus or any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

	As of September 30, 2023
	Actual(3)	As Adjusted(1)
Cash and cash equivalents	$18,757,494	$28,207,494
Debt:
Financial liabilities at fair value through profit or loss	$24,924,852	$34,148,852	(2)
Current borrowings	$18,436,818	$18,436,818
Non-current borrowings	$6,993,180	$6,993,180
Total indebtedness	$50,354,850	$59,578,850
Total equity	$47,864,469	$47,864,469
Total capitalization	$98,219,319	$107,443,319

(1)

As adjusted for the issuance of the Preference Shares and the Warrants and receipt of the net proceeds thereof, including estimate expenses in connection with this offering other than the placement agent fees, but excluding the proceeds, if any, from the exercise of the Warrants.

(2)	Including Series B convertible preference share liabilities and warrant liabilities which are classified as financial liabilities in accordance with IFRS.
(3)	The financial data incorporated by reference from Exhibit 99.2 of the Report of Foreign Private Issuer on Form 6-K filed with the SEC on February 5, 2024 and used in these estimates have been prepared by, and is the responsibility of, Gorilla’s management. PricewaterhouseCoopers, Taiwan has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the financial data. Accordingly, PricewaterhouseCoopers, Taiwan does not express an opinion or any other form of assurance with respect thereto.

DESCRIPTION OF SECURITIES

In this offering, we are offering Series B Convertible Preference Shares (the “Preference Shares”) and Series B Ordinary Share Purchase Warrants (the “Warrants”). In the discussion that follows, we have summarized selected provisions of our amended and restated memorandum and articles of association, as well as included a brief summary of certain terms and conditions of the Preference Shares and Warrants being offered by us—which are subject in all respects to the provisions contained in the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preference Shares (the “Certificate of Designation”) and the Warrants. You should read our amended and restated memorandum and articles of association as is currently in effect for more details regarding the provisions we describe below and for other provisions that may be important to you. We have filed copies of those documents with the SEC, and they are incorporated by reference herein. Please read “Where You Can Find Additional Information.”

Authorized and Outstanding Capital Stock

Our authorized share capital consists of 245,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001, of which 79,642,181 ordinary shares were issued and outstanding as of February 12, 2024, which amount does not include 2,814,895 treasury shares currently outstanding but does include Earnout Shares (as defined in the Business Combination Agreement) currently held in escrow. In addition, as of February 12, 2024, warrants exercisable for an aggregate 9,582,724 ordinary shares were outstanding and Series A Ordinary Share Purchase Warrants exercisable for an aggregate 20,000,000 ordinary shares were outstanding. In addition, 13,125 Series A Convertible Preference Shares convertible into 11,931,818 ordinary shares (assuming a conversion price of $1.10 per share, which is the current conversion price after giving effect to this offering) are outstanding as of February 12, 2024. As of December 31, 2022, 68,542,842 ordinary shares were outstanding, excluding treasury shares but including Earnout Shares then held in escrow. The difference in the number of shares outstanding between December 31, 2022 and February 12, 2024 is the result of (i) 380,250 warrants for ordinary shares being converted into ordinary shares, (ii) the issuance of 127,000 ordinary shares pursuant to our controlled equity offering sales agreement with Cantor Fitzgerald & Co., (iii) the issuance of 9,500,000 pursuant to the conversion of 11,875 Series A Convertible Preference Shares, and (iv) 1,092,089 ordinary shares awarded to certain current and former service providers. As of January 24, 2024, Gorilla has 518,793 vested options outstanding under the Gorilla Technology Group Inc. Employee Stock Option Program with an average exercise price of $1.17.

The number of our ordinary shares to be outstanding immediately after this offering is 79,642,181 which is based on 79,642,181 ordinary shares outstanding as of February 12, 2024 and no conversion of any Preference Shares or exercise of any Warrants. The number of ordinary shares outstanding as of February 12, 2024 excludes:

●	2,814,895 ordinary shares held in treasury;

●	9,582,724 ordinary shares issuable upon exercise of warrants outstanding as of February 12, 2024 at a weighted average exercise price of $11.50 per ordinary share;

●	518,793 ordinary shares issuance upon the exercise of options outstanding under the Gorilla Technology Group Inc. Employee Stock Option Program as of January 24, 2024 at a weighted average exercise price of $1.17 per ordinary share;

●	11,931,818 ordinary shares issuable upon the conversion of Gorilla’s Series A Convertible Preference Shares, if such Series A Convertible Preference Shares were converted at the current conversion price of $1.10;

●	20,000,000 ordinary shares issuable upon the cash exercise of Gorilla’s Series A Ordinary Share Purchase Warrants;

●	9,090,909 ordinary shares issuable upon the conversion of the Preference Shares offered hereby, if such Preference Shares were converted at the initial conversion price of $1.10; and

●	8,250,000 ordinary shares issuable upon the cash exercise of the Warrants offered hereby.

Description of Ordinary Shares

Dividends. Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by our board except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to us on the issue of our shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against us.

Voting Rights. The holders of our ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of our directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Holders of our ordinary shares do not have any conversion, preemptive or other subscription rights and there will be no sinking fund or Redemption provisions applicable to our ordinary shares.

As a matter of Cayman Islands law, (i) an ordinary resolution requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company; and (ii) a special resolution requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of the Company.

Under Cayman Islands law, some matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on our ordinary shares imposed by foreign law or by the charter or other of our constituent documents. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of our ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of our ordinary shares have been paid.

Winding Up; Liquidation. Upon our winding up, after the full amount that holders of any issued shares ranking senior to our ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any of our remaining assets available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of a property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. We may issue shares that are, or at our option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided our memorandum and articles of association authorize this and we have the ability to pay our debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of our ordinary shares will have no preemptive or preferential right to purchase any of our securities.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to our memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. We may by ordinary resolution increase our authorized share capital.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

Description of Series B Convertible Preference Shares

Form. The Preference Shares are governed by the Certificate of Designation.

Convertibility. The Preference Shares can be converted at any time after their original issuance. The Preference Shares will be convertible, at the option of each holder, in whole or in part, by delivering to us a duly executed conversion notice including the number of Preference Shares to be converted, among other things. No fractional ordinary shares will be issued in connection with the conversion of Preference Shares. The Company may also require that holders of all unconverted Preference Shares convert such Preference Shares if the VWAP (as defined in the Certificate of Designation) is at least 200% of the then in effect Conversion Price (as defined in the Certificate of Designation) for each Trading Day (as defined in the Certificate of Designation) during any 10 consecutive Trading Day period, provided that certain volume thresholds and other conditions set forth in the Certificate of Designation are met, subject to the limitations set forth below.

Conversion Limitations. Under the Certificate of Designation, we may not effect the conversion of any Preference Shares, and a holder will not be entitled to convert any Preference Shares, which, upon giving effect to such conversion, would cause (i) the aggregate number of ordinary shares beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, upon election by a holder, 9.99%) of the number of ordinary shares outstanding immediately after giving effect to the conversion, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, upon election by a holder, 9.99%) of the combined voting power of all of our securities then outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Certificate of Designation.

Conversion Price. Each Preference Share may be converted into the number of ordinary shares obtained by dividing $1,000 by the then in effect Conversion Price. The Conversion Price is initially $1.10, subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, shares or other property to our shareholders. The Conversion Price may be reduced in the event of sales of equity at a price lower than the then-in-effect Conversion Price for so long as any Preference Shares remain outstanding, subject to certain exceptions.

Transferability. Subject to applicable laws, the Preference Shares may be offered for sale, sold, transferred or assigned without our consent. The Preference Shares will be held in definitive form by the purchasers. The ownership of the Preference Shares and any transfers of the Preference Shares will be registered in a register maintained by us or our transfer agent.

Exchange Listing. We do not plan on applying to list the Preference Shares on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Certificate of Designation and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ordinary shares, upon consummation of such a fundamental transaction, the holders of the Preference Shares will be entitled to receive upon conversion of the Preference Shares the kind and amount of securities, cash or other property that the holders would have received had they converted the Preference Shares immediately prior to such fundamental transaction without regard to any limitations on conversion contained in the Certificate of Designation, and any additional consideration receivable as a result of such fundamental transaction.

No Rights as a Shareholder. Except by virtue of such holder’s ownership of ordinary shares, the holder of a Preference Share does not have the rights or privileges of a holder of our ordinary shares, including any voting rights but not including the rights to receive dividends, until the holder converts the Preference Share.

Description of Series B Ordinary Share Purchase Warrants

Form. The Warrants are governed by the provisions contained in the Warrant.

Term. The Warrants will expire on February 20, 2029.

Exercisability. The Warrants are exercisable at any time after their original issuance. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of ordinary shares purchased upon such exercise. In the event there is no registration statement registering the ordinary shares underlying the Warrants, then as an alternative to payment of the exercise price in immediately available funds, the holder may elect to exercise the Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the Warrant. No fractional ordinary shares will be issued in connection with the exercise of a Warrant. The Company may call and cancel the Warrants at a price of $0.50 per ordinary share with the consent of the holder if the VWAP (as defined in the Warrant) is at least 300% of the then in effect Exercise Price (as defined in the Warrant), subject to additional limitations set forth in the Warrant.

Exercise Limitations. We may not effect the exercise of any Warrants, and a holder will not be entitled or able to exercise any portion of any Warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of ordinary shares beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, upon election by a holder, 9.99%) of the number of ordinary shares outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, upon election by a holder, 9.99%) of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Exercise Price. The exercise price per whole share of our ordinary shares issuable upon the exercise of the Warrants is $1.50 per ordinary share. The exercise price of the Warrants and the number of ordinary shares issuable upon exercise of the Warrants are subject to appropriate adjustment in the event of certain share dividends and distributions, share splits, share combinations, reclassifications or similar events affecting our ordinary shares and also upon any distributions of assets, including cash, shares or other property to our shareholders.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent. The Warrants will be held in definitive form by the purchasers. The ownership of the Warrants and any transfers of the Warrants will be registered in a warrant register maintained by us or our transfer agent.

Exchange Listing. We do not plan on applying to list the Warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ordinary shares, upon consummation of such a fundamental transaction, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Warrants, and any additional consideration receivable as a result of such fundamental transaction, or, in certain cases, at such holder’s election, cash equal to the Black Scholes Value of the unexercised portion of the Warrant.

No Rights as a Shareholder. Except by virtue of such holder’s ownership of ordinary shares, the holder of a Warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights or the rights to receive dividends, until the holder exercises the Warrant.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company, LLC. Its address is 1 State Street, 30th Floor, New York, New York 10004.

Our ordinary shares are listed on the Nasdaq under the symbol “GRRR.”

PLAN OF DISTRIBUTION

We have engaged A.G.P./Alliance Global Partners (“A.G.P.”) as our sole placement agent to solicit offers to purchase the securities offered by this prospectus supplement and the accompanying prospectus in a registered direct offering to a limited number of purchasers pursuant to this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any such securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of such securities. Therefore, we may not sell all of the securities being offered. The terms of this offering were subject to market conditions and negotiations between us and the prospective investors. We have entered into a securities purchase agreement directly with the investors who have agreed to purchase our securities in this offering. We will only sell securities in this offering to such investors.

Delivery of the securities offered hereby is expected to take place on or about February 20, 2024, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to 5.5% of the aggregate gross proceeds from the offering. The following table shows the per share and total cash fees we will pay to the placement agent in connection with the sale of our securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Preference Share and Accompanying Warrant	Total
Offering Price	$1,000.00	$10,000,000
Placement agent fees(1)	$55.00	$550,000
Proceeds to Gorilla, before expenses(2)	$945.00	$9,450,000

(1)	We have agreed to pay the placement agent an aggregate cash placement fee equal to 5.5% of the gross proceeds in this offering.

(2)	The above summary of offering proceeds does not give effect to any proceeds from the exercise of the Warrants being delivered in this offering.

We estimate expenses payable by us in connection with this offering, other than the placement agent fees referred to above, will be approximately $226,000. We have also agreed to reimburse the placement agent for up to $50,000 (which may be increased with our written consent) for certain fees and expenses incurred in connection with this offering, including its counsel fees.

For a period of twenty-four months following the delivery of the securities offered hereby, purchasers of such securities hereunder shall have the right to participate in any subsequent equity or debt financing conducted by us (each, a “Subsequent Financing”), up to an amount equal to 50% of the Subsequent Financing and on the same terms, conditions and price provided for in the Subsequent Financing. Such participation is subject to the satisfaction of certain conditions and notice requirements.

We have granted to the placement agent the right to act as lead or co-lead investment banker, book-runner and/or placement agent for our next public or private equity, equity-linked, convertible or debt offering by or any successor entity to us or any of our subsidiaries until the until the earlier of (i) the consummation of such offering and (ii) three years from the closing date of this offering.

Listing

Our ordinary shares are listed on Nasdaq under the trading symbol “GRRR.” We do not intend to list the Preference Shares or the Warrants on Nasdaq, any other nationally recognized securities exchange or any other nationally recognized trading system.

No Sales of Similar Securities

We and our officers and directors have agreed, subject to specified exceptions, not to directly or indirectly:

●	sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act;

●	otherwise dispose of any ordinary shares, options or warrants to acquire ordinary shares, or securities exchangeable for or exercisable for or convertible into ordinary shares currently or hereafter owned either of record or beneficially; or

●	publicly announce an intention to do any of the foregoing.

The restriction terminates, with respect to such officers and directors, after the close of trading of the ordinary shares on and including the 60th day after the date of this prospectus supplement and, with respect to us, after the close of trading of the ordinary shares on and including the 60th day after the date of this prospectus supplement. There are no existing agreements between us and any of our officers and directors who have executed a lock-up agreement providing consent to the sale of ordinary shares prior to the expiration of the lock-up period. The restrictions described above will not apply to ordinary shares delivered as a result of the exercise of the Warrants.

Notwithstanding these limitations, these securities may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession, transfers of shares acquired in open market transactions after the date of this prospectus supplement, transfers of shares in order to make payments of taxes then due, or by entry into “10b5-1” trading plans (provided that such plan does not provide for transfer within 60 days of the date of this prospectus supplement).

Other Activities and Relationships

The placement agent and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. We previously entered into a controlled equity offering sales agreement with Cantor, which allows us to issue and sell, from time to time, ordinary shares, through Cantor, acting as agent or principal. Sales of such ordinary shares would be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act.

In the ordinary course of their various business activities, the placement agent and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and their affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of the ordinary shares. The placement agent and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by A.G.P. and A.G.P. may distribute this prospectus supplement and the accompanying prospectus electronically. A.G.P.’s address is 590 Madison Ave., 28th Floor, New York, NY 10022.

MATERIAL CHANGES

Except as otherwise described above and in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus supplement and accompanying prospectus, no reportable material changes have occurred since April 28, 2023.

INTERESTS OF EXPERTS AND COUNSEL

None of our named experts or counsel has been employed by us on a contingent basis, owns an amount of shares in Gorilla Technology Group Inc. or our subsidiaries which is material to them, or has a material, direct or indirect economic interest in us or depends on the success of the securities offered under this prospectus supplement and accompanying prospectus.

LEGAL MATTERS

The validity of the Preference Shares and underlying ordinary shares being offered by this prospectus will be passed on for us by Travers Thorp Alberga. Other legal matters concerning this offering, including the validity of the Warrants will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, New York, New York. A.G.P. is being represented in connection with this offering by Sullivan & Worcester LLP, New York, New York with respect to U.S. legal matters.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On January 31, 2024, the Company appointed Marcum Asia CPAs LLP (“Marcum Asia”) as its independent registered public accounting firm and dismissed PricewaterhouseCoopers, Taiwan as its independent registered public accounting firm, effective immediately. The appointment of Marcum Asia was made after a careful evaluation process undertaken by the Company and was approved by the audit committee of the board of directors of the Company.

PricewaterhouseCoopers, Taiwan served as the Company’s independent registered public accounting firm from the year of 2007 to January 31, 2024. The audit report of PricewaterhouseCoopers, Taiwan on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, scope of accounting principles.

In connection with the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2021, and in the subsequent interim period through January 31, 2024, there were no disagreements (as that term is used in Item 16F(a)(1)(iv) of Form 20-F) with PricewaterhouseCoopers, Taiwan on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of PricewaterhouseCoopers, Taiwan, would have caused PricewaterhouseCoopers, Taiwan to make reference to such matters in its audit report. PricewaterhouseCoopers, Taiwan has not conducted an audit of our internal control over financial reporting. There were no other reportable events (as that term is described in Item 16F(a)(1)(v) of Form 20-F) during the fiscal years ended December 31, 2022 and 2021, or in the subsequent period through January 31, 2024, except for material weaknesses identified in our internal control over financial reporting, which arose from: (i) lack of sufficient number of professionals with an appropriate level of accounting and regulatory knowledge, training, and experience to appropriately analyze, record and disclose accounting matters timely and accurately with respect to the Company’s financial reporting and internal control over financial reporting framework; and (ii) lack of policies and procedures over evaluation of significant complex transactions and evaluation of certain general ledger accounts.

In accordance with Item 16F(a)(3) of Form 20-F, the Company provided PricewaterhouseCoopers, Taiwan with a copy of the forgoing disclosure and requested PricewaterhouseCoopers, Taiwan to furnish the Company with a letter addressed to the SEC stating whether or not PricewaterhouseCoopers, Taiwan agrees with the statements in the Company’s Report of Foreign Private Issuer on Form 6-K filed on February 1, 2024. A copy of PricewaterhouseCoopers, Taiwan’s letter, dated February 1, 2024, was filed as Exhibit 99.1 to the Company’s Report of Foreign Private Issuer on Form 6-K filed on February 1, 2024.

During the two most recent fiscal years and in the subsequent interim period through January 31, 2024, neither the Company nor anyone on its behalf consulted Marcum Asia with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company by Marcum Asia that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue. Additionally, during the two most recent fiscal years and in the subsequent interim period through January 31, 2024, neither the Company nor anyone on its behalf consulted Marcum Asia with respect to any matter that was either the subject of a disagreement (as that term is used in Item 16F(a)(1)(iv) of Form 20-F) or a reportable event (as that term is described in Item 16F(a)(1)(v) of Form 20-F).

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers, Taiwan, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of PricewaterhouseCoopers, Taiwan is 27F, No. 333, Sec. 1, Keelung Rd., Xinyi Dist., Taipei 11012, Taiwan.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered hereby. This prospectus supplement and the accompanying prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus supplement and accompanying prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, as a “foreign private issuer,” our officers, directors, and principal shareholders are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

We maintain a website at www.gorilla-technology.com. Information on our website or any other website is not incorporated by reference into this prospectus supplement and accompanying prospectus and does not constitute part of this prospectus. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus supplement and accompanying prospectus or the documents incorporated by reference in this prospectus supplement and accompanying prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus supplement or incorporated by reference subsequent to the date of this prospectus supplement. We incorporate by reference herein:

●	our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on April 28, 2023;

●	our Reports of Foreign Private Issuer on Form 6-K filed with the SEC on August 17, 2023, September 21, 2023, November 7, 2023, February 1, 2024 and February 5, 2024(1) (except for portions deemed not to be incorporated by reference); and

●	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on July 13, 2022, including any amendments or reports filed for the purpose of updating such description.

(1)	The financial data incorporated by reference from Exhibit 99.2 of the Report of our Foreign Private Issuer on Form 6-K filed with the SEC on February 5, 2024 have been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers, Taiwan has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the financial data. Accordingly, PricewaterhouseCoopers, Taiwan does not express an opinion or any other form of assurance with respect thereto.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus supplement and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus supplement and accompanying prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus supplement and accompanying prospectus.

Any statement contained in a document filed before the date of this prospectus supplement and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and accompanying prospectus. Any information that we file after the date of this prospectus supplement with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus supplement and accompanying prospectus and in any document previously incorporated by reference in this prospectus supplement and accompanying prospectus.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Gorilla Technology Group Inc.

Meridien House

42 Upper Berkeley Street

Marble Arch

London, United Kingdom W1H 5QJ

+44203988057

Prospectus

$300,000,000

Gorilla Technology Group Inc.

Debt Securities

Ordinary Shares

Preference Shares

Depositary Shares

Warrants

Rights

We may, from time to time, offer and sell the securities identified above in one or more offerings. This prospectus may also be used by one or more selling securityholders of the securities described herein. The aggregate initial offering price of all securities sold under this prospectus will not exceed $300,000,000.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplements and any related free writing prospectuses to be provided will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus, the accompanying prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest.

We may offer and sell the securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of these securities, we will set forth their names and describe their compensation in the applicable prospectus supplement.

Our ordinary shares and warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “GRRR” and “GRRRW,” respectively. On August 15, 2023, the closing prices for our ordinary shares and warrants on Nasdaq were $1.80 per ordinary share and $0.12 per warrant.

Investing in our securities involves risks. See the section entitled “Risk Factors” included in or incorporated by reference into the accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 29, 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings and selling securityholders may offer such securities owned by them from time to time.

This prospectus provides you with a general description of the securities we or selling securityholders may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement, may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, any prospectus supplement, and any applicable free writing prospectus, together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference of Certain Documents,” before making your investment decision.

You should rely only on the information incorporated by reference or contained in this prospectus, any prospectus supplement, any applicable free writing prospectus and the registration statement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus, any prospectus supplement, any applicable free writing prospectus, the registration statement or the documents incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

On July 13, 2022, the registrant, Gorilla Merger Sub, Inc., a Cayman Islands exempted company and a direct wholly-owned subsidiary of the registrant (“Merger Sub”), and Global SPAC Partners Co., a Cayman Islands exempted company (“Global”), consummated the business combination (the “Business Combination”) contemplated by the Business Combination Agreement, dated as of December 21, 2021, as amended and restated on May 18, 2022 (the “Business Combination Agreement”), by and among such parties. In connection with the closing of the Business Combination, Merger Sub merged with and into Global, with Global surviving the merger and Global became a wholly-owned subsidiary of the registrant, with the securityholders of Global becoming securityholders of the registrant.

Unless otherwise stated or unless the context otherwise requires, the terms “Company,” “the registrant,” “our company,” “the company,” “we,” “us,” “our,” “ours,” and “Gorilla” refer to Gorilla Technology Group Inc., an exempted company incorporated under the laws of the Cayman Islands. All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

ii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Overview

Gorilla is a provider of edge AI technology for security convergence, video intelligence, Internet of Things (IoT) security and edge content management with operations and established distribution and sales channels globally.

We have operated in the field of video analytics since our incorporation in 2001. As video moved from analog to digital formats, we leveraged this core competency to create innovative and business transformative technology utilizing artificial intelligence (AI) and edge AI computing.

Our developed technologies in edge AI computing, video analytics and operational technology (OT) security are the backbone of our suite of product and service solutions for our diversified customer base of government, commercial, and industrial entities. We service our customers directly or partner with industry leading companies from cloud infrastructure providers, telecoms, chipset vendors and storage manufacturers to provide end-to-end solutions for different verticals. Our machine learning and deep learning proprietary algorithms underpin our product and service offerings which help our customers to securely move, store and analyze data for actionable use in biometric authentication, account management, device management, business intelligence, and other applications.

We generate our revenue from the sale of hardware, software and services to customers directly under sale contracts and through channel partners or resellers and distributors under reseller agreements and distribution agreements. Our two primary business segments include Security Convergence and Video IoT.

Selected Risks Associated with an Investment in Shares of Our Ordinary Shares

Our business is subject to numerous risks. You should read these risks before you invest in our ordinary shares. In particular, our risks include, but are not limited to, the following:

●	Gorilla expects to invest substantially in research and development for the purpose of developing and commercializing new services, and these investments could significantly reduce its profitability or increase its losses and may not generate revenue for Gorilla;

●	If Gorilla does not develop enhancements to its services and introduce new services that achieve market acceptance, its growth, business, results of operations and financial condition could be adversely affected;

●	If Gorilla is unsuccessful at investing in growth opportunities, its business could be materially and adversely affected;

●	Gorilla may need to raise additional funds in the future in order to execute its business plan, and these funds may not be available to Gorilla when it needs them or on favorable terms. If Gorilla cannot raise additional funds when it needs them, its business, financial condition and results of operations could be adversely affected;

●	Aside from fiscal year 2022, Gorilla has experienced moderate growth in the past five years, and if Gorilla fails to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected;

●	Gorilla relies, in part, on partnerships to grow its business. The partnerships may not produce the financial or operating results that Gorilla anticipates. In addition, if Gorilla is unable to enter into partnerships, or successfully maintain them, its growth may be adversely impacted;

●	Historically, a single customer has accounted for a material portion of Gorilla’s revenues and the Government of Egypt is anticipated to account for a material portion of Gorilla’s future revenues, so therefore, the loss of either such historical customer or the Government of Egypt as a customer could materially and adversely affect its business, results of operations and financial condition;

●	Gorilla anticipates that a material portion of its incoming capital inflows will be denominated in Egyptian pounds (“EGP”), and that such capital will need to be converted into U.S. dollars in order to fund Gorilla’s ongoing operations. Such conversions may take months under current market and regulatory conditions and leave Gorilla exposed to fluctuations in the value of EGP, which could materially impact Gorilla’s cash flow management;

●	A material portion of Gorilla’s revenues over the next three years is expected to come from the Company’s contract with the Government of Egypt, and if the Company fails to meet its obligations under such contract, such anticipated revenues may not be fully realized;

●	Gorilla’s business depends on expanding its base of clients and generating new projects with maintenance services post-project completion for its clients, and its inability to expand its base of, or lose any of, its clients or decline in their use of its services could materially and adversely affect its business, results of operations and financial condition;

●	If Gorilla fails to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing client needs, requirements or preferences, its products and services may become less competitive;

●	The market for Gorilla’s edge AI services and products is relatively new, and may decline or experience limited growth, and its business is dependent on its clients’ continuing adoption and use of its services and products;

●	The competitive position of Gorilla’s platforms depends in part on its ability to operate with third-party products and services, and if we are not successful in maintaining and expanding the compatibility of its platforms with such third-party products and services, its business, financial condition, and results of operations could be adversely impacted;

●	Gorilla partners with industry leading technology companies to provide end-to-end solutions for different verticals. If Gorilla is unable to develop and expand its relationships with such companies, then Gorilla’s business financial condition and results of operations could be adversely affected; and

●	Other factors described under the heading “Risk Factors” beginning on page 5 of this prospectus, as well as those factors described under the heading “Item 3.D. Risk Factors” in Gorilla’s annual report on Form 20-F for the year ended December 31, 2022, Exhibit 99.5 of the Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023 and in other documents Gorilla files with the SEC.

Corporate Information

Gorilla was incorporated in 2001 as a Cayman Islands exempted company, and our principal executive office is located at Meridien House, 42 Upper Berkeley Street, Marble Arch, London, United Kingdom W1H 5QJ. Our legal and commercial name is Gorilla Technology Group Inc. Our company incorporation number is 110283. Our registered office address in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Our website address is https://www.gorilla-technology.com, and our telephone number is +442039880574. The effective date of the registration statement (Commission File No. 333-262069) registering certain ordinary shares offered pursuant to the Business Combination Agreement upon which Gorilla’s ordinary shares were listed on the Nasdaq Capital Market was July 7, 2022. The Business Combination closed on July 13, 2022. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19715.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we intend to take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

●	not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the Securities Act. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

Implications of Being a Foreign Private Issuer

We are subject to the information reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual reports with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to shareholders of U.S. domestic reporting companies. We intend to continue to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an emerging growth company.

As a foreign private issuer, we are permitted to comply with Cayman Islands corporate governance practices instead of the Nasdaq Stock Market requirements, provided that we disclose those Nasdaq Stock Market requirements with which we do not comply and the equivalent Cayman Islands requirement that we follow instead (if applicable).

Gorilla intends to follow home country practice in lieu of Nasdaq corporate governance requirements with respect to the following Nasdaq requirements:

●	Executive Sessions. We are not required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules requiring Gorilla’s independent directors to meet in regularly scheduled executive sessions at which only independent directors are present. Gorilla will follow Cayman Islands practice which does not require independent directors to meet regularly in executive sessions separate from the full board of directors.

●	Proxy Statements. We are not required to and, in reliance on home country practice, we may not, comply with certain Nasdaq rules regarding the provision of proxy statements for general meetings of shareholders. Gorilla will follow Cayman Islands practice which does not impose a regulatory regime for the solicitation of proxies.

●	Shareholder Approval. Gorilla is not required to and, in reliance on home country practice, it does not intend to, comply with certain Nasdaq rules regarding shareholder approval for certain issuances of securities under Nasdaq Rule 5635. In accordance with the provisions of Gorilla’s Amended and Restated Memorandum and Articles of Association, Gorilla’s board of directors is authorized to issue securities, including ordinary shares, preference shares, warrants and convertible notes.

Risk Factors

Investing in our securities entails a high degree of risk as more fully described in the “Risk Factors” section of this prospectus beginning on page 5. You should carefully consider such risks before deciding to invest in our securities.

Recent Developments

On August 17, 2023, we entered into a Controlled Equity Offering Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co., referred to as the agent. In accordance with the terms of the Sales Agreement, we may issue and sell, from time to time, ordinary shares, through the agent, acting as agent or principal. Sales of ordinary shares, if any, will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act. Under the Sales Agreement, the agent is not required to sell any specific amount but will act as our sales agent using commercially reasonable efforts consistent with each of their normal trading and sales practices, on mutually agreed terms between the agent and us. This prospectus is intended to cover, among others, the offering, issuance and sale by us of ordinary shares in at the market offerings as contemplated by the Sales Agreement, with further details being specified in a prospectus relating to the Sales Agreement.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. Our business, prospects, financial condition, or operating results could be harmed by any of these risks, as well as other risks not known to us or that we consider immaterial as of the date of this prospectus. Before investing in our ordinary shares, you should carefully consider the risks set forth under the captions “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2022 (“2022 Form 20-F”), filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) on April 28, 2023 and Exhibit 99.5 of our Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained in this prospectus before acquiring any of our ordinary shares. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. This prospectus also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus. See “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus may contain forward-looking statements within the meaning of the safe harbor of the Private Securities Litigation Reform Act of 1995, and are based on current expectations. These forward-looking statements are often identified by words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “seek,” “believe,” “estimate,” “predict,” “potential,” “continue,” “contemplate,” “possible” or the negative of these terms or similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations.

These factors are discussed in the risk factors described in the 2022 Form 20-F, Exhibit 99.5 of our Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023 and this prospectus, as well as the “Special Note Regarding Forward-Looking Statements and Risk Factor Summary” section of the 2022 Form 20-F, each of which you should review carefully before placing any reliance on our financial statements or disclosures. We do not assume any obligation to update any forward-looking statements, even if our internal estimates change, except as may be required by applicable law.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for any forward-looking statements contained in this prospectus, including in the information incorporated by reference in this prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization as of June 30, 2023.

The information in this table should be read in conjunction with the financial statements and notes thereto, the information in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Exhibit 99.3 to our Report of Foreign Private Issuer on Form 6-K filed on August 17, 2023 and other financial information included in this prospectus or any prospectus supplement. Our historical results do not necessarily indicate our expected results for any future periods.

Cash and cash equivalents	$10,268,581
Total equity	$29,077,222
Debt:
Current borrowings	$17,970,964
Non-current borrowings	$6,491,613
Total indebtedness	$24,462,577
Total capitalization	$53,539,799

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities offered by this prospectus for working capital and general corporate purposes, including, but not limited to, financing of capital expenditures, repayment or redemption of indebtedness, or repurchases of ordinary shares. We may also use a portion of the net proceeds from the sale of securities offered by this prospectus to acquire or invest in complementary businesses, assets or technologies, although we have no present commitments or agreements to do so. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

We will not receive any of the proceeds from the sale of any securities by any selling securityholders.

DESCRIPTION OF DEBT SECURITIES

The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, together with any pricing supplement or term sheet, will be a description of the material terms of the debt securities.

We may issue, from time to time, debt securities, in one or more series. These debt securities that we may issue include senior debt securities, senior subordinated debt securities, subordinated debt securities, convertible debt securities and exchangeable debt securities. The debt securities we offer will be issued under an indenture between us and the trustee named in the indenture. The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. All capitalized terms have the meanings specified in the indenture. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.

As used in this section only, “we,” “us” and “our” refer to Gorilla Technology Group Inc., unless expressly stated or the context otherwise requires.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities for any series of debt securities up to the principal amount that we may authorize. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any restrictive covenants for those debt securities will be described in the applicable prospectus supplement for those debt securities.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

●	the title of those debt securities;

●	any limit on the aggregate principal amount of that series of debt securities;

●	the date or dates on which principal and premium, if any, of the debt securities of that series is payable;

●	the interest rate or rates (which may be fixed or variable) or the method or methods used to determine the rate or rates, and the date or dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and related record dates;

●	the right, if any, to extend the interest payment periods and the duration of the extensions;

●	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

●	the place or places where, and the manner in which, principal, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

●	the period or periods within which, the price or prices at which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option or the option of a holder of those securities, if we or a holder is to have that option;

●	our obligation or right, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those securities, and the terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

●	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other debt;

●	the denominations in which those debt securities will be issuable;

●	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

●	whether any securities of that series are to be issued in whole or in part in the form of one or more global securities and the depositary for those global securities;

●	if the principal of or any premium or interest on the debt securities of that series is to be payable, or is to be payable at our election or the election of a holder of those securities, in securities or other property, the type and amount of those securities or other property, or the manner of determining that amount, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

●	the events of default and covenants relating to the debt securities that are in addition to, or that modify or delete those described in this prospectus;

●	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

●	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

●	the nature and terms of any security for any secured debt securities;

●	the terms applicable to any debt securities issued at a discount from their stated principal amount; and

●	any other specific terms of any debt securities.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

●	the conversion or exchange price;

●	the conversion or exchange period;

●	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities;

●	events requiring adjustment to the conversion or exchange price; and

●	provisions affecting conversion or exchange in the event of our redemption of the debt securities.

Consolidation, Merger or Sale

We cannot consolidate with or merge with or into, or transfer or lease all or substantially all of our assets to, any person, unless we are the surviving corporation or the successor person is a corporation organized under the laws of the Cayman Islands, the United Kingdom, the United States, any state of the United States or the District of Columbia, and expressly assumes our obligations under the debt securities and the indenture. In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event that, after notice or lapse of time or both, would become an event of default under the indenture, has occurred and is continuing. When the successor person has assumed our obligations under the debt securities and the indenture, we will be discharged from all our obligations under the debt securities and the indenture except in limited circumstances.

This covenant would not apply to any recapitalization transaction, a change of control affecting us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.

Events of Default

The indenture provides that the following will be “events of default” with respect to any series of debt securities:

●	failure to pay interest for 30 days after the date payment is due and payable;

●	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days;

●	failure to make sinking fund payments when due and continuance of such default for a period of 30 days;

●	failure to perform other covenants for 60 days after notice that performance was required;

●	certain events in bankruptcy, insolvency or reorganization relating to us; or

●	any other event of default provided in the applicable officer’s certificate, resolution of our board of directors, or the Board, or the supplemental indenture under which we issue a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. For each series of debt securities, any modifications to the above events of default will be described in the applicable prospectus supplement for those debt securities.

The indenture provides that if an event of default specified in the first, second, third, fourth or sixth bullets above occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately. If an event of default specified in the fifth bullet above occurs and is continuing, then the principal amount of all those debt securities (or, in the case of discount securities or indexed securities, that portion of the principal amount as may be specified in the terms of that series) will be due and payable immediately, without any declaration or other act on the part of the trustee or any holder. In certain cases, holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of holders of all those debt securities, rescind and annul a declaration of acceleration.

The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:

●	the holder has previously given to the trustee written notice of default and continuance of such default;

●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

●	the requesting holders have offered the trustee indemnity for the reasonable expenses and liabilities that may be incurred by bringing the action;

●	the trustee has not instituted the action within 60 days of the request and offer of indemnity; and

●	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.

We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.

Discharge, Defeasance and Covenant Defeasance

We can discharge or decrease our obligations under the indenture as stated below.

We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and any premium and interest on, the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:

●	we irrevocably deposit with the trustee cash or government obligations denominated in the currency of the debt securities, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal (including any mandatory sinking fund payments) of, and any premium and interest on, all outstanding debt securities of the series; and

●	we deliver to the trustee an opinion of counsel from a nationally recognized law firm to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, and any premium and interest payments on, the series of debt securities.

In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on that date.

Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to, among other things:

●	evidence the assumption by a successor entity of our obligations;

●	add to our covenants for the benefit of the holders of debt securities, or to surrender any rights or power conferred upon us;

●	add any additional events of default;

●	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

●	add guarantees with respect to or secure any debt securities;

●	establish the forms or terms of debt securities of any series;

●	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee;

●	cure any ambiguity or correct any inconsistency or defect in the indenture;

●	modify, eliminate or add to the provisions of the indenture as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939 or under any similar federal statute later enacted, and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act; and

●	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.

The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series of debt securities affected by such supplemental indenture then outstanding, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or any supplemental indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:

●	extend the final maturity of any debt security;

●	reduce the principal amount or premium, if any;

●	reduce the rate or extend the time of payment of interest;

●	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration;

●	change the currency in which the principal, and any premium or interest, is payable;

●	impair the right to institute suit for the enforcement of any payment on any debt security when due;

●	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

●	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture or for waivers of compliance with or defaults under the indenture with respect to debt securities of that series.

The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of that series waive any default and its consequences under the indenture except:

●	a default in the payment of, any premium and any interest on, or principal of, any such debt security held by a non-consenting holder; or

●	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.

Concerning the Trustee

The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of a continuing event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

No Individual Liability of Incorporators, Shareholders, Officers or Directors

The indenture provides that no past, present or future director, officer, shareholder or employee of ours, any of our affiliates, or any successor corporation, in their capacity as such, shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares does not purport to be complete and is subject to and qualified in its entirety by the relevant deposit agreement and the depositary receipts with respect to the depositary shares relating to any particular series of preference shares that our Board may designate. You should read these documents as they, and not this description, will define your rights as a holder of depositary shares. Forms of these documents will be filed with the SEC in connection with the offering of depositary shares.

General

If we elect to offer fractional interests in preference shares, we will provide for the issuance by a depositary to the public of receipts for depositary shares. Each depositary share will represent fractional interests of preference shares. We will deposit the preference shares underlying the depositary shares under a deposit agreement between us and a bank or trust company selected by us. The bank or trust company must have its principal office in the United States and a combined capital and surplus of at least $50 million. The depositary receipts will evidence the depositary shares issued under the deposit agreement.

The deposit agreement will contain terms applicable to the holders of depositary shares in addition to the terms stated in the depositary receipts. Each owner of depositary shares will be entitled to all the rights and preferences of the preference shares underlying the depositary shares in proportion to the applicable fractional interest in the underlying preference shares. The depositary will issue the depositary receipts to individuals purchasing the fractional interests in shares of the related preference shares according to the terms of the offering described in a prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received for the preference shares to the entitled record holders of depositary shares in proportion to the number of depositary shares that the holder owns on the relevant record date. The depositary will distribute only an amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The depositary will add the undistributed balance to and treat it as part of the next sum received by the depositary for distribution to holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the entitled record holders of depositary shares, in proportion, insofar as possible, to the number of depositary shares owned by the holders, unless the depositary determines, after consultation with us, that it is not feasible to make such distribution. If this occurs, the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to the holders. The deposit agreement also will contain provisions relating to how any subscription or similar rights that we may offer to holders of the preference shares will be available to the holders of the depositary shares.

Conversion, Exchange, Redemption and Liquidation

If any series of preference shares underlying the depositary shares may be converted or exchanged, each record holder of depositary receipts will have the right or obligation to convert or exchange the depositary shares represented by the depositary receipts.

The terms on which the depositary shares relating to the preference shares of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the relevant prospectus supplement.

Voting

When the depositary receives notice of a meeting at which the holders of the preference shares are entitled to vote, the depositary will mail the particulars of the meeting to the record holders of the depositary shares. Each record holder of depositary shares on the record date may instruct the depositary on how to vote the preference shares underlying the holder’s depositary shares. The depositary will try, if practical, to vote the number of preference shares underlying the depositary shares according to the instructions. We will agree to take all reasonable action requested by the depositary to enable it to vote as instructed.

Amendments

We and the depositary may agree to amend the deposit agreement and the depositary receipt evidencing the depositary shares. Any amendment that (a) imposes or increases certain fees, taxes or other charges payable by the holders of the depositary shares as described in the deposit agreement or that (b) otherwise prejudices any substantial existing right of holders of depositary shares, will not take effect until 30 days after the depositary has mailed notice of the amendment to the record holders of depositary shares. Any holder of depositary shares that continues to hold its shares at the end of the 30-day period will be deemed to have agreed to the amendment.

Termination

We may direct the depositary to terminate the deposit agreement by mailing a notice of termination to holders of depositary shares at least 30 days prior to termination. In addition, a deposit agreement will automatically terminate if:

●	the depositary has redeemed all related outstanding depositary shares, or

●	we have liquidated, terminated or wound up our business and the depositary has distributed the preference shares of the relevant series to the holders of the related depositary shares.

Payment of Fees and Expenses

We will pay all fees, charges and expenses of the depositary, including the initial deposit of the preference shares and any redemption of the preference shares. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are stated in the deposit agreement for their accounts.

Resignation and Removal of Depositary

At any time, the depositary may resign by delivering notice to us, and we may remove the depositary. Resignations or removals will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Reports

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and that we are required by law, the rules of an applicable securities exchange or our certificate of incorporation to furnish to the holders of the preference shares. Neither we nor the depositary will be liable if the depositary is prevented or delayed by law or any circumstances beyond its control in performing its obligations under the deposit agreement. The deposit agreement limits our obligations and the depositary’s obligations to performance in good faith of the duties stated in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preference shares unless the holders of depositary shares requesting us to do so furnish us with satisfactory indemnity. In performing our obligations, we and the depositary may rely upon the written advice of our counsel or accountants, on any information that competent people provide to us and on documents that we believe are genuine.

DESCRIPTION OF WARRANTS

Outstanding Warrants

For a discussion of our outstanding warrants, please see “Description of Share Capital”.

Warrants Issuable

The following is a summary of the general terms of the warrants we may offer and sell under this prospectus.

We may issue warrants for the purchase of debt securities, preference shares, ordinary shares, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants may be issued under a separate warrant agreement to be entered into by us with a warrant agent. The applicable warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, terms and number of shares of debt securities, preference shares or ordinary shares purchasable upon exercise of the warrants;

●	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

●	the date, if any, on and after which the warrants and the related debt securities, preference shares or ordinary shares will be separately transferable;

●	the price at which each share of debt securities, preference shares or ordinary shares purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	a discussion of certain federal income tax considerations; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the applicable warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares or preference shares. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each right. The accompanying prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus. For more information, please refer to the provisions of the rights agreement and rights certificate, forms of which we will file with the SEC at or prior to the time of the sale of the rights.

We will describe in the applicable prospectus supplement the terms and conditions of the issue of rights being offered, the rights agreement relating to the rights and the rights certificates representing the rights, including, as applicable:

●	the title of the rights;

●	the date of determining the shareholders entitled to the rights distribution;

●	the title, aggregate number, and terms of the ordinary shares or preference shares purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	the date, if any, on and after which the rights will be separately transferable;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Each right will entitle the holder of rights to purchase for cash the principal amount of ordinary shares or preference shares at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will be void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the ordinary shares or preference shares purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL

Share Capital

Authorized Capitalization

Our authorized share capital consists of 245,000,000 ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001, of which 68,923,092 ordinary shares were issued and outstanding as of August 15, 2023, which amount does not include 2,814,895 treasury shares currently outstanding but does include Earnout Shares (as defined in the Business Combination Agreement) currently held in escrow. In addition, as of August 15, 2023, warrants exercisable for an aggregate 9,582,724 ordinary shares were outstanding. As of December 31, 2022, 68,542,842 ordinary shares were outstanding, excluding treasury shares but including Earnout Shares then held in escrow. The difference in the number of shares outstanding between December 31, 2022 and August 15, 2023 is the result of 380,250 warrants for ordinary shares being converted into ordinary shares. As of August 15, 2023, Gorilla has 687,149 vested options outstanding under the Gorilla Technology Group Inc. Employee Stock Option Program with an average exercise price of $1.17.

On July 12, 2023, the board approved share awards in an aggregate amount of 1,041,226 ordinary shares to certain eligible employees, officers, non-employee directors, and current and former service providers, which amounts will be granted on the effective date of registration statements covering the resale of such ordinary shares.

Ordinary Shares

Dividends. Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. No dividends shall be declared by our board except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to us on the issue of our shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

However, no dividend shall bear interest against us.

Voting Rights. The holders of our ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders.

There is no cumulative voting with respect to the election of our directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Holders of our ordinary shares do not have any conversion, preemptive or other subscription rights and there will be no sinking fund or Redemption provisions applicable to our ordinary shares.

As a matter of Cayman Islands law, (i) an ordinary resolution requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company; and (ii) a special resolution requires the affirmative vote of a majority of at least two-thirds of the shareholders who attend and vote at a general meeting of the Company.

Under Cayman Islands law, some matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on our ordinary shares imposed by foreign law or by the charter or other of our constituent documents. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of our ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of our ordinary shares have been paid.

Winding Up; Liquidation. Upon our winding up, after the full amount that holders of any issued shares ranking senior to our ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any of our remaining assets available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of a property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares. We may issue shares that are, or at our option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided our memorandum and articles of association authorize this and we have the ability to pay our debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of our ordinary shares will have no preemptive or preferential right to purchase any of our securities.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to our memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. We may by ordinary resolution increase our authorized share capital.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

Preference Shares

The Amended and Restated Memorandum and Articles of Association of Gorilla authorize the issuance of up to 5,000,000 blank check preference shares with such designations, rights and preferences as may be determined from time to time by Gorilla’s board of directors. Accordingly, Gorilla’s board of directors are empowered, without shareholder approval, to issue preference shares with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. In addition, the preference shares could be utilized as a method of discouraging, delaying or preventing a change in control of Gorilla.

FORMS OF SECURITIES

Each debt security, depositary share, warrant and right will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, warrants or rights represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, depositary shares, warrants and rights in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any underwriters, dealers or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or rights agreement. Except as described below, owners of beneficial interests in a registered global security:

●	will not be entitled to have the securities represented by the registered global security registered in their names;

●	will not receive or be entitled to receive physical delivery of the securities in definitive form; and

●	will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or rights agreement.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or rights agreement.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or rights agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal, premium, if any, and interest, if any, on debt securities, and any payments to holders with respect to depositary shares, warrants or rights, represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the depositaries for depositary shares, the warrant agents, the rights agents or any other agent of ours, agent of the trustees, agent of such depositaries, agent of the warrant agents or agent of the rights agents will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in a registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in “street name.” We also expect that any of these payments will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We or the selling securityholder(s) may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities and the proceeds to us from the sale;

●	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at-the-market offering, a rights offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we or any selling securityholder pays to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

Our ordinary shares are currently listed on Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired, or will from time to time acquire from us, our securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. If authorized by us, the initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder, the number and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement, the number and type of securities to be offered for the securityholder’s account and the amount and (if one percent or more) the percentage of the class to be owned by such securityholder after completion of the offering. The applicable prospectus supplement also will disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

EXPENSES

The following is a statement of estimated fees and expenses (other than the SEC registration fee) in connection with the issuance and distribution of the securities being registered, excluding underwriting discounts and commissions.

Itemized expense	Amount
SEC registration fee		$33,060
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

MATERIAL CHANGES

Except as otherwise described above and in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since April 28, 2023.

INTERESTS OF EXPERTS AND COUNSEL

None of our named experts or counsel has been employed by us on a contingent basis, owns an amount of shares in Gorilla Technology Group Inc. or our subsidiaries which is material to them, or has a material, direct or indirect economic interest in us or depends on the success of the securities which may be offered under this prospectus. Any update or change in the interests of our named experts and counsel will be included in a prospectus supplement or other offering materials relating to an offering of our securities.

LEGAL MATTERS

The validity of any ordinary shares or preference shares offered by this prospectus will be passed upon for us by Travers Thorp Alberga. The validity of any securities, other than any ordinary Shares or preference shares, offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers, Taiwan, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of PricewaterhouseCoopers, Taiwan is 27F, No. 333, Sec. 1, Keelung Rd., Xinyi Dist., Taipei 11012, Taiwan

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 with respect to the securities offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. The registration statement includes and incorporates by reference additional information and exhibits. Statements made in this prospectus concerning the contents of any contract, agreement or other document filed as an exhibit to the registration statement are summaries of the material terms of such contracts, agreements or documents, but do not repeat all of their terms. Reference is made to each such exhibit for a more complete description of the matters involved and such statements shall be deemed qualified in their entirety by such reference. The registration statement and the exhibits and schedules thereto filed with the SEC are available without charge on the website maintained by the SEC at http://www.sec.gov that contains periodic reports and other information regarding registrants that file electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and we file periodic reports and other information with the SEC. These periodic reports and other information are available on the website of the SEC referred to above. As a “foreign private issuer,” we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. In addition, as a “foreign private issuer,” our officers, directors, and principal shareholders are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

We maintain a website at www.gorilla-technology.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute part of this prospectus. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus or the documents incorporated by reference in this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to incorporate by reference information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this document, except for any information superseded by information that is included directly in this prospectus or incorporated by reference subsequent to the date of this prospectus. We incorporate by reference herein:

●	our Annual Report on Form 20-F for the year ended December 31, 2022 filed with the SEC on April 28, 2023;

●	our Report of Foreign Private Issuer on Form 6-K filed with the SEC on August 17, 2023; and

●	the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on July 13, 2022, including any amendments or reports filed for the purpose of updating such description.

All annual reports we file with the SEC pursuant to the Exchange Act on Form 20-F after the date of this prospectus and prior to termination or expiration of this registration statement shall be deemed incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents. We may incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such Form 6-K that it is being incorporated by reference into this prospectus.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Gorilla Technology Group Inc.
Meridien House
42 Upper Berkeley Street
Marble Arch
London, United Kingdom W1H 5QJ
+442039880574

GORILLA TECHNOLOGY GROUP INC.

10,000 Series B Convertible Preference Shares
Series B Ordinary Share Purchase Warrants to Purchase 8,250,000 Ordinary Shares
(and 9,090,909 Ordinary Shares issuable upon conversion of such Preference Shares and 8,250,000 Ordinary Shares issuable upon exercise of such Warrants)

Prospectus Supplement

February 14, 2024

Sole Placement Agent

A.G.P.